UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2009

VIEWPOINT FINANCIAL GROUP
(Exact name of registrant as specified in its charter)

United States	001-32992	20-4484783
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 W. 15th Street, Plano, Texas	75075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 578-5000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement and ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 16, 2009, the Registrant executed four promissory notes for unsecured loans totaling $10 million obtained from four local, private investors. The lenders are all members of the same family and long-time customers of ViewPoint Bank. One of the notes has an original principal amount of $7 million and the other three notes have principal amounts of $1 million each. Each of the four promissory notes initially bears interest at 6% per annum, thereafter being adjusted quarterly to a rate equal to the national average 2-year jumbo CD rate plus 2%, with a floor of 6% and a ceiling of 9%. Interest-only payments under the notes are due quarterly. The unpaid principal balance and all accrued but unpaid interest under each of the notes are due and payable on October 15, 2014. Upon at least 180 days notice to the Registrant, the lender under each note may require the Registrant to prepay the note in part or in full as of the second and/or fourth anniversaries of the note. Each lender also has a limited call option (not to exceed $2 million in the aggregate among the four lenders) upon at least 90 days notice to the Registrant for the purpose of purchasing shares of the Registrant’s stock in a subscription or community stock offering. The notes cannot be prepaid by the Registrant during the first two years of the loan term, but thereafter can be prepaid in whole or in part at any time without fee or penalty. The Registrant will use the proceeds from the loans for general working capital and to support the growth of ViewPoint Bank.

A copy of the form of promissory note used for each of the four executed promissory notes is filed as Exhibit 10.1 to this Current Report on Form 8-K.

When used in filings by the Registrant with the Securities and Exchange Commission (the “SEC”), in the Registrant’s press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions, legislative changes, changes in policies by regulatory agencies, fluctuations in interest rates, the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, the Registrant’s ability to access cost-effective funding, fluctuations in real estate values and both residential and commercial real estate market conditions, demand for loans and deposits in the Registrant’s market area, competition, changes in management’s business strategies and other factors set forth under Risk Factors in our Form 10-K, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Registrant wishes to advise readers that the factors listed above could materially affect the Registrant’s financial performance and could cause the Registrant’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Registrant does not undertake – and specifically declines any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1 Form of promissory note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP

Date: October 22, 2009

By:     /s/ Pathie E. McKee
Pathie E. McKee, Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Form of promissory note